UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2007

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 1, 2005, Unit Corporation (the "Company") and Mr. John Nikkel, Chairman of the Board of the Company, entered into a consulting agreement ("Original Consulting Agreement"), in conjunction with Mr Nikkel's retirement as Chief Executive Officer of the Company, which provided for the following:

1.	Mr. Nikkel would serve as a consultant to the Company, on an annual basis, for $70,000 per year; and

2.	The Company would provide office space and secretarial service for Mr. Nikkel for the time he serves as a consultant to the Company.

On April 12, 2006, the Company and Mr. Nikkel entered into an agreement to renew the terms of the Original Consulting Agreement for a period of one year, effective April 1, 2006. On April 9, 2007, the Company and Mr. Nikkel entered into another consulting agreement under the substantially same terms and conditions as the Original Consulting Agreement for a period of one year, effective April 1, 2007 ("New Consulting Agreement"). This New Consulting Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Information regarding Mr. Nikkel's investments in the employee-limited partnerships sponsored by the Company each year is described in the Company's most recent Proxy Statement filed in connection with the Company's Annual Meeting of Stockholders to be held on May 2, 2007. That information is incorporated by reference into this Form 8-K.

Mr. Nikkel continues to serve on the Company's Board of Directors and as its Chairman.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits .

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

The following exhibits are furnished or filed herewith:

10.1	New Consulting Agreement dated April 9, 2007, between John G. Nikkel and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: April 10, 2007	By:/s/ Mark E. Schell
Name: Mark E. Schell
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	New Consulting Agreement dated April 9, 2007, between John G. Nikkel and the Company.

3